EXHIBIT 99.1

For more information: Amy Gergely Intersections Inc. 703.488.6229 agergely@intersections.com

Intersections Inc. Reports Second Quarter 2005 Financial Results

CHANTILLY, Va. – August 1, 2005 – Intersections Inc. (Nasdaq: INTX) today announced financial results for the quarter and six months ending June 30, 2005. Net income for the quarter ending June 30, 2005 was $3.2 million, compared to $2.9 million for the quarter ending June 30, 2004. Diluted earnings per share ("EPS") were 18 cents for the second quarter of 2005.

"Our second quarter results showed solid progress, with strong growth in subscribers and net subscription revenue," said Chairman and Chief Executive Officer Michael Stanfield. "During the next two quarters we look forward to launching our new products and services that we believe will set the stage for continued growth in our market, especially in the area of identity fraud and privacy protection."

Second Quarter 2005 Financial Highlights:

•	Total subscribers increased to approximately 3.18 million as of June 30, 2005, compared to approximately 2.98 million as of March 31, 2005, an increase of 6.7 percent. Subscriber additions in the second quarter of 2005 were approximately 727,000.

•	Total revenue for the second quarter of 2005 was $40.8 million, including $3.7 million from American Background ("ABI"), compared to 38.6 million, including $2.9 million from ABI, for the first quarter of 2005 and $40.2 million for the second quarter of 2004.

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2Q05 Earnings/Page 2

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased to $25.1 million for the second quarter of 2005 from $23.6 million for the first quarter of 2005, and from $20.7 million for the second quarter of 2004, increases of 6.3 percent and 21.2 percent, respectively. Subscription revenue, net of marketing and commissions associated with subscription revenue, is a non-GAAP financial measure that we believe is important to investors and one that we utilize in managing our business as it normalizes the effect of changes in the mix of indirect and direct marketing arrangements.

•	Pre-tax income was $5.2 million, or 12.7 percent of revenue, for the second quarter of 2005, compared to $3.0 million, including a software impairment charge of $1.5 million, or 7.8 percent of revenue, for the first quarter of 2005 and $4.7 million, or 11.6 percent of revenue, for the second quarter of 2004.

•	Cash flow provided by operations for the quarter ending June 30, 2005 was approximately $7.5 million.

Six Month Results:

•	Total revenue increased 1.2 percent to $79.3 million for the six months ending June 30, 2005, from $78.4 million for the comparable period in 2004.

•	Subscription revenue, net of marketing and commissions associated with subscription revenue, increased 22.4 percent to $48.7 million for the six months ending June 30, 2005, from $39.8 million for the comparable period in 2004.

•	Pre-tax income decreased 2.3 percent to $8.2 million for the six months ending June 30, 2005, from $8.3 million for the six months ending June 30, 2004. Pre-tax income for the six months ending June 30, 2005 included a software impairment charge recognized during the first quarter of 2005 of approximately $1.5 million that was due primarily to the decision to revise our development approach for our small business product in an effort to accelerate its launch while reducing our overall investment in the project.

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2Q05 Earnings/Page 3

•	Net income was $5.0 million, or $0.27 per diluted share, for the six months ending June 30, 2005, compared to $5.1 million, or $0.33 per diluted share, for the six months ending June 30, 2004.

•	Cash flow provided by operations for the six months ending June 30, 2005 was approximately $4.5 million, including a $5.5 million cash outflow in the first quarter for prepaid royalty payments incurred in connection with certain exclusive rights under two agreements that provide for the receipt of data and other information to be used primarily in our identity theft prevention product currently under development.

Stock Repurchase Program:

Under the stock repurchase program, Intersections is authorized to repurchase up to $20 million of its outstanding shares of common stock from time to time, depending on market conditions, share price and other factors.  The repurchases may be made on the open market, in block trades, through privately negotiated transactions or otherwise, and the program may be suspended or discontinued at any time.  During the second quarter of 2005 Intersections repurchased approximately 740,000 shares, for approximately $6.6 million, under this program.

Intersections' second quarter 2005 results will be discussed in more detail on August 1, 2005 at 5:00 pm Eastern via teleconference. A live audio webcast will be available on Intersections' Web site at www.intersections.com or at www.fulldisclosure.com. Participants are encouraged to go to the selected Web site at least 15 minutes in advance to register, download, and install any necessary audio software. This webcast will be archived and available for replay after the teleconference. Additionally, the call will be available for telephonic replay from approximately 7:00 p.m. Monday, August 1 through 11:59 p.m. Wednesday, August 3, 2005 at (888) 286-8010 (Passcode: 26809715).

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2Q05 Earnings/Page 4

Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered "forward-looking statements." Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc.

Intersections Inc. is the leading provider of branded and fully-customized consumer credit management and identity theft detection, protection and resolution services to the customers of many of North America's largest financial services companies.  By integrating our technology solutions, marketing capabilities, and end-to-end production and fulfillment infrastructure, we assist these companies in meeting the needs of their customers in a secure, efficient and ethical environment.  We currently provide our consumer services to more than 3.1 million subscribers in the U.S. and Canada, primarily through our partners, as well as direct-to-consumer through our Identity Guard® brand. Intersections also offers enterprise services, including pre-employment background screening, which is provided through our wholly-owned subsidiary, American Background Information Services Inc. Learn more about Intersections at www.intersections.com.

INTERSECTIONS INC.
CONSOLIDATED STATEMENTS OF INCOME

(In Thousands, except per share data)

(Unaudited)

                                            Three Months Ended               Six Months Ended
                                               June 30,                          June 30,
                                        -----------------------          -----------------------
                                           2005          2004                2005         2004

Revenue                                  $40,754       $40,211             $79,340      $78,389
Operating expenses:
  Marketing and commissions               11,517        19,140              23,213       37,728
  Cost of revenue                         14,147         9,814              27,277       19,100
  General and administrative               8,673         5,600              16,665       11,099
  Depreciation and amortization            1,512           915               2,971        1,795
  Impairment of software development        --            --                 1,515         --
                                      ----------    ----------          ----------    ---------
Total operating expenses                  35,849        35,469              71,641       69,722
                                      ----------    ----------          ----------    ---------

Income from operations                     4,905         4,742               7,699        8,667
Interest income (expense)                    253           (22)
                                                                               470         (282)

Other expense                                 (3)          (33)                 (9)         (36)
                                      ----------    ----------          ----------    ---------

Income before income taxes                 5,155         4,687
                                                                             8,160        8,349

Income tax expense                        (1,980)       (1,823)             (3,193)      (3,248)

                                      ----------    ----------          -----------   ---------
Net income                                $3,175        $2,864              $4,967       $5,101
                                      ==========    ==========          ==========   ==========

Net income per basic share                  $.19          $.23                $.29         $.59
                                      ==========    ==========          ==========   ==========

Net income per diluted share                $.18          $.17                $.27         $.33
                                      ==========    ==========          ==========   ==========

Weighted average common shares
  outstanding                         17,036,691    12,379,624          17,211,143    8,692,275
Dilutive effect of common stock
  equivalents                            772,461     5,364,887             931,808    7,926,480
                                      ----------    ----------          ----------    ---------
Weighted average common shares
  outstanding - assuming dilution     17,809,152    17,744,511          18,142,951   16,618,755
                                      ==========    ==========          ==========   ==========

INTERSECTIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

(Unaudited)

                                                                 June 30,                December 31,
                                                                  2005                       2004
                                                                  ----                       ----

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                       $14,643                 $12,027
  Short term investments                                           29,657                  40,171
  Accounts receivable, net                                         11,799                   9,970
  Prepaid expenses and other current assets                         2,760                   2,795
  Deferred subscription solicitation costs                          9,238                   9,185
  Deferred tax asset                                                  589                     490
                                                               ----------               ---------
     Total current assets                                          68,686                  74,638
PROPERTY AND EQUIPMENT--Net                                        18,598                  15,821
GOODWILL                                                           16,756                  16,315
CUSTOMER INTANGIBLE ASSETS                                          1,495                   1,954
OTHER ASSETS                                                        6,094                     383
                                                               ----------               ---------
TOTAL ASSETS                                                    $111, 629                $109,111
                                                               ==========               =========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                 $4,828                  $3,593
  Accrued expenses and other current liabilities                    5,202                   6,051
  Accrued payroll and employee benefits                             2,227                   2,206
  Commissions payable                                               1,746                   1,932
  Deferred revenue                                                  3,526                   3,691
  Current obligations under capital leases                          1,209                   1,181
  Current tax payable                                               2,606
                                                               ----------               ---------
     Total current liabilities                                    21, 344                  18,654
                                                               ----------               ---------
OBLIGATIONS UNDER CAPITAL LEASES--Less current portion              1,817                   1,764

OTHER LONG-TERM LIABILITIES                                           268                     117
DEFERRED TAX LIABILITY                                              1,637                   1,449

STOCKHOLDERS' EQUITY:

Common stock                                                          176                     173
Deferred compensation                                                 (20)                    (30)
Additional paid-in capital                                         92,468                  91,443
Treasury Stock                                                     (6,569)                   --
Retained Earning (deficit)                                            508                  (4,459)
                                                               ----------               ---------
     Total stockholders' equity                                    86,563                  87,127
                                                               ----------               ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $111,629                $109,111
                                                               ==========               =========

INTERSECTIONS INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In Thousands)

(Unaudited)

                                                               Six Months Ended    Six Months Ended
                                                                   June 30            June 30,
                                                                     2005              2004
                                                                     ----              ----
CASH FLOW FROM OPERATING ACTIVITIES:
Net Income                                                          $4,967          $5,101
Adjustments to reconcile net income to net cash provided by
(used in) operating activities
   Depreciation and amortization                                      2,971           1,795
   Compensation expense related to warrants and options                  10              10
   Increase in allowance for doubtful accounts                           19
   Non-cash interest expense                                             --              321
   Deferred income tax                                                2,683           3,085
   Amortization of deferred subscription solicitation costs          10,814          10,897
   Impairment of software development                                 1,515            --

Changes in assets and liabilities:

  Accounts receivable                                                (1,848)           (227)
  Prepaid expenses and other current assets                             102            (891)
  Deferred subscription solicitation costs                          (10,866)        (10,083)
  Other assets                                                       (5,712)           (354)
  Accounts payable                                                    1,235           1,694
  Accrued expenses and other current liabilities                     (1,093)         (1,030)
  Accrued payroll and employee benefits                                  21            (149)
  Commissions payable                                                  (187)           (232)
  Deferred revenue                                                     (165)           (174)
  Customers' refundable fees                                             --             (25)
  Income tax payable                                                     --              --
  Other long-term liabilities                                            15               9
                                                                    -------         -------

   Net cash provided by (used in) operating activities                4,481          9, 747

NET CASH USED IN INVESTING ACTIVITIES:

Acquisition of property and equipment                                (6,117)         (3,525)
Restricted Cash                                                         140
Investments                                                          10,513             --
                                                                    -------         -------

   Net cash provided by (used) in investing activities                4,396          (3,385)

CASH FLOW FROM FINANCING ACTIVITIES:

 Issuance of new common stock through IPO                                            44,975
 Options exercised                                                    1,035              27
 Repurchase of Treasury Stock                                        (6,568)            --
 Capital lease payments                                                (727)           (582)
                                                                    -------         -------

   Net cash (used in) provided by financing activities               (6,260)         44,420

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                     2,617          50,782

CASH AND CASH EQUIVALENTS - Beginning of period                     12,026          14,411
                                                                   -------         -------
CASH AND CASH EQUIVALENTS - End of period                          $14,643         $65,193
                                                                   =======         =======

INTERSECTIONS INC.
OTHER DATA
(Dollars in Thousands)

                                               Three Months Ending          Six Months Ending
                                                     June 30,                    June 30
                                                 2005          2004         2005          2004
                                                 ----          ----         ----          ----

Subscribers at beginning of period             2,979,882     2,437,005    2,885,223     2,274,605
New subscribers - indirect                       562,423       354,310      981,712       754,323
New subscribers - direct                         164,894       194,096      359,375
                                                                                          394,266
Cancelled subscribers within first
  90 days of subscription                        219,382       145,133      418,085       294,836
Cancelled subscribers after first
  90 days of subscription                        308,649       258,347      629,057       546,427
                                                 -------       -------      -------       -------

Subscribers at end of period                   3,179,168     2,581,931    3,179,168     2,581,931
                                               =========     =========    =========     =========

Indirect subscribers                                64.0%         56.6%        62.7%         56.6%
Direct subscribers                                  36.0          43.4         37.3          43.4
                                                 -------       -------      -------       -------

Subscribers at end of period                       100.0%        100.0%       100.0%        100.0%
                                               ==========    ==========   ==========    ==========

Percentage of revenue from indirect marketing
  arrangements to total subscription revenue        32.9%         40.5%        31.8%         39.0%

Percentage of revenue from direct marketing
  arrangements to total subscription revenue        67.1%         59.5%        68.2%         61.0%

Total subscription revenue                         100.0%        100.0%       100.0%        100.0%

Total revenue                                   $ 40,754(1)    $40,211      $79,340(1)    $78,389
Revenue from transactional sales                  (4,169)         (620)      (7,518)       (1,484)
Revenue from lost/stolen credit card registry        (25)          (22)         (36)          (46)
                                                 -------       -------      -------       -------

Subscription revenue                             $36,560      $ 39,569      $71,786       $76,859

Marketing and commissions                        $11,516      $ 19,140      $23,214       $37,728
Commissions paid on transactional sales
  and other revenue                                  (33)         (266)         (88)         (638)

Marketing and commissions associated with
  subscription revenue                           $11,483       $18,874      $23,126       $37,090
                                               =========     ========    ==========    ==========

Subscription revenue, net of marketing and
  commissions associated with subscription
  revenue                                        $25,077       $20,695      $48,660       $39,769
                                               =========     =========    =========     =========
(1)	Total revenue in the second quarter of 2005, excluding $3.7 million from ABI, was $37.1 million compared to total revenue in the second quarter of 2004 of $40.2 million. As previously disclosed, the reduction in revenue is primarily due to a new marketing agreement with one of our clients which became effective September 1, 2004. Prior to the new agreement, revenue was recognized on a gross basis in the amount billed to the subscriber. Pursuant to the new agreement, we record revenue based on the amount billed to the client not the amount billed to the subscriber. These revised terms and the corresponding change in revenue recognition for this agreement will also reduce our expenses as a percentage of revenue.

Contact:

Intersections Inc.
Amy Gergely
(703) 488-6229
agergely@intersections.com

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